UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) November 8, 2007

AUTOLIV, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden

(Address of principal executive offices)

Registrant's telephone number, including area code +46-8-587 20 600

Not Applicable

(Former name or former address, if changed since last report)

Item 8.01 Other Events

On November 8, 2007 Autoliv, Inc. (the “Company”) issued a press release announcing that its Board of Directors has approved an extension of the Company’s stock repurchase program. As a result, management is authorized to repurchase an additional 7.5 million shares or approximately 10% of the Company’s outstanding common stock of approximately 75 million shares.

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated November 8, 2007 announcing Autoliv, Inc.'s extension of the stock repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date November 8, 2007	AUTOLIV, INC. (Registrant)

/s/Lars A. Sjöbring Lars A. Sjöbring Vice President - Legal Affairs, General Counsel and Secretary